UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on March 30, 2012, Seneca Foods Corporation (the "Company") announced that Roland E. Breunig would retire as Senior Vice President and Chief Financial Officer of the Company effective April 13, 2012.  In connection with the retirement, the Company entered into a Separation Agreement and General Release, dated April 26, 2012 (the “Separation Agreement”), with Mr. Breunig.  Under the Separation Agreement, the Company shall pay Mr. Breunig a cash payment equal to twenty four months base salary at the time of retirement, less applicable deductions, paid over a mutually agreeable time frame not to exceed 48 months for a total of $409,686.00.  As a condition of receiving the benefits provided by the Separation Agreement, Mr. Breunig provided the Company with a general release of claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

Separation Agreement and General Release between Seneca Foods Corporation and Roland E. Breunig dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           April 27, 2012

SENECA FOODS CORPORATION

By: /s/Kraig H. Kayser
Kraig H. Kayser
President and Chief Executive Officer